Exhibit 10.37

LicL471

AN AGREEMENT made the 14th day of March 1988 BY AND BETWEEN (1) UNILEVER PLC, a British Company, of Unilever House, Blackfriars, London EC4P 4BQ, England, and UNILEVER NV, a Netherlands company, of Burgermeester s’ Jacobplein 1, Rotterdam, Netherlands (herein collectively called ‘Unilever’) OF THE ONE PART AND (2) BEHRINGWERKE AG, a company of the Federal Republic of Germany, of Postfach 11 40, D-3550 Marburg 1, Federal Republic of Germany, (herein called ‘Behringwerke’) OF THE OTHER PART:

WHEREAS each of Unilever and Behringwerke possesses certain patent rights concerning immunological test techniques and products therefor, and each of Unilever and Behringwerke is willing to grant and receive licences in respect of their respective patent rights on the terms and conditions hereinafter set forth:

WHEREBY in consideration of the mutual covenants herein contained IT IS AGREED as follows:

1.  Definitions:

Unilever Patents means: all the patent (s) and patent applications listed in Schedule A and all equivalents, continuations and reissues thereof or divisionals made in respect thereof, or registrations or patents of importation or revalidation in respect thereof, applications therefor, and any patents to be granted thereon, but excluding patent(s) and applications listed in Schedule A1 (divisional applications which are confined to claims which do not concern paired—monoclonal-antibody techniques), and excluding also patent (s) and application (s) listed in Schedule A2 (which involve Unilever rights assigned by an independent third party):

Behringwerke Patents means: all the patents) and patent application(s) listed in Schedule B and all equivalents, continuations and reissues thereof or divisionals made in respect thereof, or registrations or patents of importation or revalidation in respect thereof, applications therefor, and any patents to be granted thereon:

Licensed Patents means collectively Unilever Patents and Behringwerke Patents:

Licensee means (in relation to the Unilever Patents) Behringwerke or an Associated Company of Behringwerke duly exercising a licence granted to Behringwerke in accordance with the terms of this Agreement and (in relation to the Behringwerke Patents) Unilever or any company of the Unilever Group duly exercising a licence granted to Unilever in accordance with the terms of this Agreement:

Territory means at any time: all territories of the world in which there are for the time being Unilever Patents or Behringwerke Patents:

Unilever Group means: Unilever PLC of London and Unilever NV of Rotterdam and every company of which a majority of the voting rights attaching to issued ordinary share capital are for the time being exercisable directly or indirectly by Unilever PLC or Unilever NV separately or jointly, or over which Unilever PLC and/or Unilever NV directly or indirectly exercise effective management control:

Associated Company of Behringwerke means: any company of which at least 50% of the voting rights attaching to issued ordinary share capital, or effective management control, is for the time being exercisable directly or indirectly by Behringwerke or any parent company or ultimate holding company of Behringwerke:

2.  Granting Provisions:

(1)                                  Unilever hereby grants to Behringwerke and Behringwerke accepts a non-exclusive licence under each of the Unilever Patents in and for the Territory with effect from the date of this Agreement and duration until terminated under the provisions of clause 3 hereof: In any case where Unilever is not the registered owner of any of the Unilever Patents, Unilever undertakes to procure for Behringwerke the grant of such a licence from the registered owner:

(2)                                  Behringwerke hereby grants to Unilever and Unilever accepts a non-exclusive licence under each of the Behringwerke Patents in and for the Territory with effect from the date of this Agreement and duration until terminated under the provisions of clause 3 hereof: In any case where Behringwerke is not the registered owner of any of the Behringwerke Patents, Behringwerke undertakes to procure for Unilever the grant of such a licence from the registered owner:

3.  Duration and Termination:

(1)                                  This Agreement and the licences taking effect hereunder shall commence on the date first above written: this Agreement shall remain in effect until the expiry of the last to expire of the Unilever Patents and Behringwerke Patents: each respective licence taking effect hereunder shall continue as long as the respective patent continues to remain in force unless earlier terminated under clause 3 (2).

(2)                                  If either party breaches this Agreement, then (in addition to all other rights and remedies of either party) written notice may be given by or on behalf of the party not in breach stating its intention to terminate (at its option) any or all licences of which the party giving the notice is licensor in accordance with this Agreement. If the notice also specifies: the breach committed by the other party; which licence(s) is or are placed under notice of termination; what must be done in accordance with this Agreement to cure the alleged breach; and a date of termination no earlier than sixty days from the date of mailing or transmission of the notice, then the termination shall be effective on the termination date set forth is the notice, but the notice shall be of no effect if the breach is cured by the termination date specified in the notice.

4. Assignment and sublicensing:

(1)                                  Subject to clauses 4(2) and 4(3) each licence granted in accordance with this Agreement is personal to the licensee thereof and such licensee may not assign any licence or any benefit granted hereunder nor grant any sublicence in respect thereof without the written consent of the other party hereto:

(2)                                  The licences granted to Unilever in accordance with this Agreement may be exercised and every obligation of Unilever hereunder effectually performed by any company of the Unilever Group:

(3)                                  The licences granted to Behringwerke in accordance with this Agreement may be exercised and every obligation of Behringwerke hereunder effectually performed by any company which is an Associated Company of Behringwerke:

5.  Miscellaneous provisions:

(1)                                  Unilever and Behringwerke each agree to provide a patent notice satisfactory to the other on all respective products sold under the respective licences granted hereunder in any territory in which failure to provide such notice either can jeopardize validity or enforceability of patent rights, or would contravene local law.

(2)                                  Responsibility for the manufacture, use and sale of every product made and sold under a licence granted in accordance  with the terms hereof shall be accepted by the manufacturer and/or seller thereof, so that (a) neither Unilever nor any company of the Unilever Group shall be liable to Behringwerke or any Associated Company of Behringwerke nor any of their customers for any damage or loss of whatever nature relating to any of their products licensed under any of the Unilever Patents in accordance with this Agreement, and (b) neither Behringwerke nor any Associated Company of Behringwerke shall be liable to Unilever or any company of the Unilever Group nor any of their customers for any damage or loss of whatever nature relating to any of their products licensed under any of the Behringwerke Patents in accordance with this Agreement.

(3)                                  Unilever warrants that it is directly or indirectly the owner or the Unilever Patents or otherwise has the right to license and procure the grant of licence(s) to Behringwerke in accordance with the terms hereof, and Behringwerke warrants that it is directly or indirectly the owner of the Behringwerke Patents or otherwise has the right to license and procure the grant of licence(s) to Unilever in accordance with the terms hereof.

Neither party shall be obliged to maintain in force any of the Unilever Patents or the Behringwerke Patents.

Neither party warrants the validity of the Unilever Patents or the Behringwerke Patents respectively, nor that the manufacture use and sale of products in accordance therewith is free of infringement of any other patent or other intellectual property rights.

(4)                                  No licence is implied or granted to either party under any patent or other intellectual property rights of Unilever or of Behringwerke save as expressly required in accordance with this Agreement.

(5)                                  All notices which shall or may be given to Unilever hereunder shall be sent by prepaid registered mail or telex, or facsimile transmission addressed to the recipient at the following address:

Unilever PLC, Patent Division,

Unilever House, Blackfriars,

London EC4P 4BQ

England (telex 28395 UNIL G)

(facsimile (+44 1 or 01) 822 5951)

or at such other address as Unilever may notify in writing to Behringwerke.

(6)                                  All notices which shall or may be given to Behringwerke hereunder shall be sent by prepaid registered mail or telex or facsimile transmission addressed to the recipient at the address herein stated:

Behringwerke AG

Patentabteilung

Postfach 11 40

D-3550 Marburg 1

Germany

(telex 482320 BW D)

(facsimile (+49 6421 or 06421) 31388)

or a such other address as Behringwerke may notify in writing to Unilever.

(7)                                  This Agreement shall be governed by English law.

AS WITNESS the hands of signatories duly authorized to execute this Agreement on behalf of the parties hereto:

For and on behalf of Unilever plc:

/s/ [illegible]

For and on behalf of Unilever NV:

/s/ [illegible]
/s/ [illegible]

For and on behalf of Behringwerke AG:

/s/ [illegible]	/s/ [illegible]

Schedule A: (Unilever licensed patents)

(Country)	(Application No)	(Publication No)
Europe	81302809.9	0 042 755
Japan	502035/81	57-500845
USA	348048

Schedule A1:                       (Unilever divisionals confined to claims which do not concern paired-monoclonal antibody technique, and which are not licensed hereby)

(Country)	(Application No)	(Publication No)
Europe	83111532.4	0 I11 762
Europe	83113248.5	0 146 654

Schedule A2:                       (Unilever patents/applications derived by assignment from an independent third party, which are not licensed hereby)

(Country)	(Application No)	(Publication No)
Europe	81303203.4	0 044 219
Japan	502348/82
USA	351444 and 745837	4 618 589
USA	905465

Schedule B:           (Behringwerke licensed patents)

(Country)	(Application No)	(Publication No)
Europe	85115333.8	0 186 799
Germany		34 45 816
Japan	145459
USA	808,563
Yugoslavia	1936/85
Spain		549 895
Canada	1165712
Mexico	132869
Australia	51315/85